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                                                                    EXHIBIT 10.2

                           STOCK PURCHASE AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of this 29th of March, 2000, between Upgrade International Corporation (the "Purchaser") and David Zucker (the "Seller").

                                R E C I T A L S

WHEREAS, EforNet Corporation, a Washington corporation, (the "Company") is a corporation with 25,000,000 shares of $.001 par value common stock authorized (the "Stock"); and

WHEREAS, the Purchaser desires to purchase and the Seller desires to sell 200,000 (the "Shares") of the 10,000,000 shares of issued and outstanding Stock, all pursuant to the terms and conditions of this Agreement.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

1.   Sale and Purchase of Shares.
     ---------------------------

     Subject to the provisions of this Agreement, the Seller agrees to sell, and the Purchaser agrees to buy, the Shares, consisting of 200,000 shares of Stock, which will at Closing constitute 2% of the issued and outstanding shares of Stock of the Company.

2.   Purchase Price.
     --------------

     Purchaser agrees to pay to the Seller, as the purchase price for the Shares, the sum of Two Hundred Thousand Dollars ($200,000.00) at closing.

3.   Closing.
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     The closing shall occur at the offices of Upgrade International
Corporation, 1411 Fourth Avenue - Suite 629 Seattle, Washington 98101, at such time as is mutually agreeable to Purchaser and the Sellers (the "Closing Date"). Purchaser shall deliver the consideration set forth in Section 2 above. The Seller shall deliver to the Purchaser at closing Stock certificates together with stock powers representing the Shares.

4.   Representations, Warranties and Covenants of the Seller.
     -------------------------------------------------------

     Seller represents and warrants to the Purchaser that the following are and will be true and correct on the Closing Date and such representations and warranties shall survive the Closing:

     (a) Authorization of Agreement. This Agreement constitutes a valid obligation, legally binding upon the Seller in accordance with its terms. The execution and delivery of this

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Agreement and the consummation of the transaction do not and will not result in any breach of, or default under, any agreement, license or other obligation of Seller.

     (b) Stock Ownership. Upon issuance and on the Closing Date, Seller owns the Shares, the Shares were fully paid, non-assessable, free and clear of all restrictions, liens, security interests, hypothecations, pledges and encumbrances of every kind and nature whatsoever, and Seller has full and exclusive power and legal right to sell the Shares in accordance with the terms of this Agreement.

     (c) Market Conditioning. Seller undertook no activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the Stock. Seller did not place any advertisements in any publication referring to the offering of the Stock for sale.

5.   Indemnification by the Sellers.
     ------------------------------

     The Seller, and his successors and assigns, shall indemnify, defend and hold Purchaser harmless from any and all losses, claims, damages or liabilities, including any costs of recovery, suffered by Purchaser as a result of:

     (a) The failure of any representation or warranty of Seller contained in this Agreement to be true and accurate when made and as of the Closing Date; and

     (b) The failure of the Seller to comply with any obligations, agreements or covenants contained in this Agreement.

The Seller, and his successors and assigns, shall reimburse Purchaser for any legal or other expense reasonably incurred by Purchaser in connection with any loss, claim, damage or liability indemnified hereby. This indemnification shall benefit and inure to the successors and assigns of Purchaser, and shall survive the Closing. In the event Purchaser, and its successors or assigns, believe they are entitled to indemnification hereunder, they shall give the Seller written notice of the basis for the claim for indemnification.

6.   Certifications, Representations, Warranties and Covenants of the Purchaser.
     --------------------------------------------------------------------------

     The Purchaser hereby certifies, represents and warrants to the Seller that the following are and will be true and correct on the Closing Date and such representations and warranties shall survive the Closing:

     (a) Valid Obligation. This Agreement constitutes a valid obligation, legally binding upon the Purchaser in accordance with its terms.

     (b) Compliance with the Securities Act of 1933. The Purchaser agrees to resell the Stock only in accordance with the provisions of the Securities Act of 1933 (the "Act"), pursuant

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to registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to the Stock unless in compliance with the Act.


      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

SELLER:                                PURCHASER:

                                       Upgrade International Corporation



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David Zucker                           Daniel Bland, President


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